LETTERHEAD



                                                                       EXHIBIT 5

                                  April 5, 2000




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:      Educational Video Conferencing, Inc.
                           Amended and Restated 1998 Incentive Plan and Options Granted to officers Outside of the Plan - Registration Statement on Form S-8

Ladies and Gentlemen:

          As counsel to Educational Video Conferencing, Inc., a Delaware corporation ("EVCI"), we have been requested to render this opinion for filing as Exhibit 5 to EVCI's Registration Statement on Form S-8 (the "Registration Statement"). Each term used herein shall have the meaning specified in the Registration Statement unless otherwise defined herein.

          The Registration Statement covers: (a) 356,000 shares of EVCI's common stock, which are issuable upon the exercise of options granted and that may be granted pursuant to EVCI's Amended and Restated 1998 Incentive Plan (the "Incentive Plan") and (b) 55,000 shares of common stock which are issuable upon exercise of options granted other than under the Incentive Plan (the "Other Options").

          We have examined the originals or photocopies or certified copies of such records of EVCI and other documents as we have deemed necessary or appropriate for the purpose of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

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Securities and Exchange Commission
April 5, 2000
Page 2


          Based on the foregoing, we are of the opinion that the shares of Common Stock which are issuable upon exercise of the options granted under the Incentive Plan, and the shares of common stock issuable upon exercise of the Other Options, will be, when issued and or paid for in the manner contemplated under the Incentive Plan or the Other Options, legally and validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                            Very truly yours,


                                        /s/ Fischbein Badillo Wagner Harding